UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

January 4, 2006
Date of Report (Date of earliest event reported)

GREEN MOUNTAIN POWER CORPORATION
(Exact name of registrant as specified in its charter)

VERMONT
(State of other jurisdiction of incorporation)

1-8291	03-0127430
(Commission File Number)	(IRS Employer Identification Number)

163 ACORN LANE
COLCHESTER, VT 05446
(Address and zip code of principal executive offices)

(802) 864-5731
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁬ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁬ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁬ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁬ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2005, Green Mountain Power Corporation (the “Company”) entered into a Director Deferral Agreement (the “Director Deferral Agreement”) with David R. Coates (the “Director”) with respect to Stock Units which may be granted to the Director in 2006 under the Green Mountain Power Corporation 2004 Stock Incentive Plan (the “Plan”). Pursuant to the Plan, the Company may grant to the Director in 2006 an award of Stock Units. Each Stock Unit will represent the right to receive one share of the Company’s Common Stock on the date of vesting, unless the Director elects to defer payment of the Director’s Stock Units. Pursuant to the Director Deferral Agreement, the Director has elected to defer payment of all Stock Units which may be granted to him in 2006 and will receive payment at a future date specified in the Director Deferral Agreement. The Director Deferral Agreement is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Description

10.1  Director Deferral Agreement with David R. Coates, dated December 30, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN POWER CORPORATION (Registrant)
Date: January 4, 2006	By: /s/ Robert J. Griffin
Name: Robert J. Griffin Title: Vice President, Chief Financial Officer and Treasurer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No. Description

10.1  Director Deferral Agreement with David R. Coates, dated December 30, 2005.